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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Registration No. 333-118594) for the Company's 2004 Stock Compensation Plan and Form S-3 (Registration No. 333-115167) for the company's Dividend Reinvestment Plan of our report dated March 12, 2007 relating to the consolidated financial statements of PSB Group, Inc. as of December 31, 2006 which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.


Plante & Moran, PLLC

Auburn Hills, Michigan
March 28, 2007